Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Spire Global, Inc. of our report dated April 4, 2025 relating to the financial statements, which appears in Spire Global, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
April 28, 2025